UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

Trimble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 Stewart Drive, Sunnyvale,

California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Acquisition

On April 23, 2018, Trimble Inc. (“Trimble” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Jefferson Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Waterfall Holdings, Inc., a Delaware corporation (“Waterfall”), and Bain Capital Private Equity, LP, a Delaware limited partnership, solely in its capacity as representative (“Representative”), pursuant to which the Company will acquire Viewpoint, Inc., a Delaware corporation (“Viewpoint”), the operating company and an indirect wholly-owned subsidiary of Waterfall. Upon the terms and subject to conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Waterfall, with Waterfall continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”), for a total purchase price of $1.2 billion, subject to customary post-closing adjustments.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock and preferred stock of Waterfall issued and outstanding immediately prior to the effective time will be converted into the right to receive the applicable consideration calculated as set forth in the Merger Agreement, without interest, and will automatically be cancelled and retired and will cease to exist. In addition, each unexercised option outstanding immediately prior to the effective time that becomes a vested option at the closing of the transaction or is deemed to be a vested option following the closing of the transaction, as set forth in the Merger Agreement, will, as of the effective time, be converted into the right to receive the applicable consideration calculated as set forth in the Merger Agreement, and will automatically be cancelled and retired and will cease to exist. Each option that does not otherwise become a vested option will be cancelled and retired and cease to exist effective as of the effective time, with no consideration therefor.

The Merger Agreement contains representations, warranties and covenants by the parties that are customary for a transaction of this nature. Additionally, the Merger Agreement provides for customary pre-closing covenants, including, among other things, covenants of Waterfall and Representative not to solicit proposals relating to alternative transactions, enter into any understanding or agreement regarding alternative transactions, or otherwise facilitate or encourage any effort or attempt to pursue alternative transactions.

Consummation of the Merger is subject to various customary conditions, including, among other things, the expiration or termination of the applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement also contains certain termination rights, including, among other things, the right of either party to terminate the Merger Agreement if the Merger has not occurred by August 23, 2018, subject to extension pursuant to the Merger Agreement.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement has been included to provide investors with information regarding its terms and is qualified in its entirety by reference to the full text of the Merger Agreement. It is not intended to provide any other factual information about Trimble, Waterfall, Viewpoint or Representative. The Merger Agreement contains representations and warranties by certain of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were the product of negotiations among the parties and made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Trimble, Waterfall, Viewpoint, Representative or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Trimble’s public disclosures.

Forward-Looking Statements

This Current Report, including Exhibits 99.1 and 99.2, includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, the acquisition of Viewpoint, the effects of the Merger and the financing of the transaction. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report, including Exhibits 99.1 and 99.2 due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (i) failure to realize the anticipated benefits of the acquisition, (ii) Trimble’s inability to successfully integrate Viewpoint’s solutions with Trimble’s construction solutions to deliver enhanced product offerings, (iii) unexpected expenditures or assumed liabilities that may be incurred as a result of the acquisition, (iv) loss of key employees or customers following the acquisition, (v) unanticipated difficulties in conforming business practices, including accounting policies, procedures, internal controls, and financial records of Viewpoint with Trimble, (vi) inability to accurately forecast the performance of Viewpoint resulting in unforeseen adverse effects on Trimble’s operating results, (vii) failure to satisfy the conditions to the completion of the acquisition on the anticipated schedule, or at all, (viii) failure to obtain long-term financing for the acquisition on favorable terms, or at all, and (ix) synergies between Viewpoint and Trimble as well as purchase price accounting, including the impact of ASC 606 and the reduction of deferred revenue, being estimated and may be materially different from actual results.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the Securities and Exchange Commission, including Trimble’s quarterly reports on Form 10-Q and its annual report on Form 10-K, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect Trimble’s position as of the date of this Current Report. Trimble expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in Trimble’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

Item 2.02    Results of Operations and Financial Condition.

On April 23, 2018, Trimble announced that it expects first quarter revenue to be above the high end of the range of guidance issued on its fourth quarter 2017 earnings conference call.

The information in this Item 2.02 of the Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K and regardless of any general incorporation language in such filing, except as shall be expressly set forth by a specific reference in such filing.

Item 7.01    Regulation FD Disclosure.

On April 23, 2018, Trimble issued a press release announcing the Merger and disseminated an investor presentation to be used in connection with a conference call to discuss the proposed Merger. The press release and the investor presentation are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information in this Item 7.01 of the Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K and regardless of any general incorporation language in such filing, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01    Other Events.

Commitment Letters

In connection with the Merger, Trimble entered into a commitment letter, dated April 23, 2018 (the “Bridge Commitment Letter”), with JPMorgan Chase Bank, N.A. (“JPMorgan”), Goldman Sachs Bank USA (“Goldman Sachs”), Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), pursuant to which such financial institutions have committed to provide, subject to the terms and conditions of the Bridge Commitment Letter, a $1.2 billion bridge loan facility and, in the case of JPMorgan, a $1.0 billion backstop revolving credit facility. In addition, in connection with the Merger and the refinancing of Trimble’s existing five-year credit agreement, dated as of November 24, 2014, among Trimble, the subsidiary borrowers from time to time party thereto and JPMorgan, as administrative agent, Trimble entered into a commitment letter, dated April 23, 2018, with JPMorgan, Goldman Sachs, Bank of America and Merrill Lynch, pursuant to which such financial institutions have committed to provide, subject to the terms and conditions thereof, a portion of a delayed draw term loan facility in an aggregate principal amount of up to $500 million, which facility, upon the effectiveness thereof, would reduce commitments under the Bridge Commitment Letter, and a portion of the revolving credit facility in an aggregate principal amount of up to $1.25 billion, which facility would refinance and replace Trimble’s existing five-year credit agreement.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Trimble Inc., Jefferson Merger Sub, Inc., Waterfall Holdings, Inc. and Bain Capital Private Equity, LP, dated April 23, 2018.

99.1	Press Release dated April 23, 2018 issued by Trimble.

99.2	Investor Presentation dated April 23, 2018

*	This filing excludes certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Dated: April 23, 2018	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President, General Counsel